SUBITEM 77E
LEGAL PROCEEDINGS
Since October
2003 Federated
and related
entities collectively
Federated and various Federated funds
Funds have
been named as
defendants in several
class action lawsuits
now pending in the
 United States
District Court for
 the
District of Maryland
 The lawsuits were
purportedly filed on behalf of people who
purchased owned and
or redeemed shares of
 Federatedsponsored
mutual funds during
specified periods
beginning November 1
 1998 The suits are
generally similar in
alleging that Federated
 engaged in illegal
and improper trading
practices including
market timing and
late trading in
concert with
certain institutional
traders which
allegedly caused
financial injury
to the mutual fund
shareholders These
lawsuits began to be
filed shortly after
Federateds first public
announcement that it
 had received requests
for information on
shareholder trading
activities in the
Funds from the SEC
the Office of the
New York State Attorney
General NYAG
and other authorities
In that regard on
November 28 2005
Federated announced that
it had reached final
settlements with the
SEC and the NYAG with
 respect to those
matters Specifically the
SEC and NYAG settled
proceedings against
three Federated
subsidiaries involving
undisclosed market
timing arrangements
and late trading The
SEC made findings
that Federated
Investment Management
Company FIMC
an
SECregistered
investment adviser
to various Funds
and Federated Securities
Corp an SEC
registered broker
dealer and distributor
for the Funds violated
provisions of the
Investment
Advisers Act and
Investment Company
Act by approving but
not disclosing three
 market timing
arrangements or
the associated conflict
of interest between FIMC
and the funds involved in
the
arrangements either to
other fund shareholders or
to the funds board; and
that Federated Shareholder
Services Company formerly
an SECregistered transfer
agent failed to prevent a
customer and a Federated
employee from late trading
in violation of provisions
of the Investment Company
Act The NYAG found
that such conduct violated
provisions of New York State
 law Federated entered into
 the settlements
without admitting or denying
 the regulators findings
As Federated previously
reported in 2004 it has
already paid approximately
$80 million to certain funds
as determined by an independent
 consultant As
part of these settlements
Federated agreed to pay
disgorgement and a civil
money penalty in the aggregate
amount of an additional
$72
million and among other
things agreed that it
would not serve as investment
adviser to any registered
investment company unless
i at least 75% of the
funds directors are independent
of Federated ii the
chairman of each such fund
is independent of Federated
iii no action may be taken
by the funds board or any
 committee thereof unless
approved by a majority of
the independent trustees
 of
the fund or committee
respectively and iv
the fund appoints a senior
 officer who reports to the
independent trustees and
is responsible for monitoring
compliance by the fund with
applicable laws and
fiduciary duties and for
managing the process by which
 management fees charged to a
fund are approved
The settlements are described
in Federateds announcement
which along with previous press
releases and
related communications on those
matters is available in the
About Us section of Federateds
website at
FederatedInvestorscom
Federated and various Funds
 have also been named as
defendants in several
additional lawsuits the
majority of which are now
pending in the United States
District Court for the Western
District of
Pennsylvania alleging among
other things excessive advisory
 and Rule 12b1 fees
The board of the Funds has
 retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in these
lawsuits Federated and
the Funds and their
respective counsel are
 reviewing the allegations
and intend to
defend this litigation
Additional lawsuits based
 upon similar allegations
may be filed in the future
The
potential impact of these
lawsuits all of which seek
unquantified damages attorneys
 fees and expenses
and future potential similar
suits is uncertain Although
 we do not believe that these
lawsuits will have a
material adverse effect on the
Funds there can be no assurance
 that these suits ongoing adverse
 publicity
andor other developments
resulting from the regulatory
investigations will not result
in increased Fund
redemptions reduced sales
of Fund shares or other adverse
consequences for the Funds